As filed with the Securities and Exchange Commission on October 19, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	52-1841431
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elliot Maza
Chief Executive Officer
550 Sylvan Avenue
Englewood Cliffs, NJ 07632

Telephone: (201) 464-2677
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Friedman, Esq. Stephen A. Cohen, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza, 39 th Floor New York, NY 10112 Telephone: (212) 653-8700	Barry I. Grossman, Esq. Sarah Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☒ 333-220413

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Units consisting of:	$3,240,000	$404
(i) Shares of Series E 8.0% Convertible Preferred Stock .	$—	$—
(ii) Warrants to purchase shares of common stock	$—	$—
(iii) Shares of common stock issuable upon conversion of the Series E Preferred Stock(3)(4)	—	—
Common stock issuable upon exercise of the Warrants	$3,240,000	$404
Total	$6,480,000	$808

(1)	Represents only the additional number of units and additional underlying securities being registered. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-220413) (“Prior Registration Statement”).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Pursuant to Rule 457(i) of and existing interpretations under the Securities Act, no separate registration fee is required for the common stock underlying the Preferred Stock because such securities are being registered at the same time as the Preferred Stock.
(4)	No fee pursuant to Rule 457(g) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Immune Pharmacueticals Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-220413), originally filed September 11, 2017, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on October 18, 2017.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of units offered (including the underlying securities in such units) by 3,000 units. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith or incorporated herein by reference in accordance with Rule 439(b) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Englewood Cliffs, State of New Jersey, on October 19, 2017.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot M. Maza Elliot M. Maza Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities indicated and on the dates indicated:

Signature	Title	Date

/s/ Elliot M. Maza Elliot M. Maza	Chief Executive Officer and Director (Principal Executive Officer)	October 19, 2017

/s/ John C. Militello John Militello	VP Finance, Controller and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	October 19, 2017

/s/ Daniel Kazado Daniel Kazado	Director	October 19, 2017

/s/ Dr. Cameron Durrant Dr. Cameron Durrant	Director	October 19, 2017

/s/ Dr. Daniel G. Teper Dr. Daniel G. Teper	Director	October 19, 2017

/s/ John A. Neczesny John A. Neczesny	Director	October 19, 2017

/s/ Dr. Jeffrey Paley Jeffrey Paley	Director	October 19, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1	Opinion of Sheppard Mullin Richter & Hampton LLP

23.1	Consent of BDO USA, LLP Independent Registered Public Accounting Firm (incorporated by reference to Exhibit 23.1 to the Company's Registration Statement on Form S-1 filed with the SEC on October 16, 2017)

23.2	Consent of Sheppard Mullin Richter & Hampton LLP (included in Exhibit 5.1)